EXHIBIT 99.1


COMPANY CONTACT:                                                   KCSA CONTACT:

DAVID SASSO                                                             LEE ROTH
(917) 339-7246                                                    (212) 896-1209
DSASSO@MKTGSERVICES.COM                                           LROTH@KCSA.COM
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     MARKETING SERVICES GROUP ANNOUNCES STANDSTILL AGREEMENT WITH PREFERRED
                                  STOCKHOLDERS

              - COMPANY RETIRES SERIES E OBLIGATION BY $5 MILLION -

NEW YORK, NY, FEBRUARY 21, 2002-- Marketing Services Group, a leading relationship marketing company, today announced that it has entered into Standstill Agreements with its Series "E" Preferred Stockholders (Preferred Stockholders) until July 31, 2002.

Under the terms of the agreements, and subject to the conditions specified therein, each Preferred Stockholder has agreed that it will not acquire, hedge (short), proxy, tender, sell, transfer or take any action with regard to its holdings during the standstill period, which extends until July 31, 2002. The Company's commitments as a result of the agreements include a partial repurchase of the Series E Preferred Shares totaling $5,000,000, thereby reducing the number of Series E Preferred Shares outstanding from 28,500 shares to approximately 23,500 shares. Along with past conversions, this represents roughly a 20% decrease in the outstanding Series E Preferred Shares since the beginning of the calendar year.

Jeremy Barbera, Chairman and CEO commented, "This agreement is intended to reduce our liabilities, as well as alleviate concerns within the investment community regarding our obligations. We have had, and are continuing, discussions with multiple parties regarding the possibility of either restructuring or refinancing the remainder of our obligation. We are also reviewing options which include replacing our existing Preferred Stockholders with an alternative strategic investor."


ABOUT MARKETING SERVICES GROUP

Marketing Services Group, Inc. (Nasdaq: MKTG), which is changing its name to MKTG Services Inc., is a leading relationship marketing company focused on assisting corporations with customer acquisition and retention strategies and solutions. Its customized marketing capabilities combine comprehensive traditional marketing tactics with an aggressive integration of sophisticated new media applications encompassing direct marketing, database management, analytics, interactive marketing services, telemarketing and media buying. Operating in seven major cities in the United States, the Company provides strategic services to Fortune 1000 and other prominent organizations in key industries including: Entertainment, Publishing, Fundraising, Business-to-Business, Education and Financial Services. General Electric Company has been the largest shareholder of the Company since 1997. The corporate headquarters is located at 333 Seventh Avenue, New York, NY 10001. Telephone:
917-339-7100. Additional information is available on the Company's website:
HTTP://WWW.MKTGSERVICES.COM.

                                      # # #

THE INFORMATION CONTAINED IN THIS NEWS RELEASE, OTHER THAN HISTORICAL INFORMATION, CONSISTS OF FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. THESE STATEMENTS MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN SUCH STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS, INCLUDING GENERAL ECONOMIC CONDITIONS, CONSUMER SPENDING LEVELS, ADVERSE WEATHER CONDITIONS AND OTHER FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS.

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